Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture, dated as of April 14, 2023 (the “First Supplemental Indenture”), among Apollo Management Holdings, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware (the “Company”), the Guarantors party hereto, Apollo Global Management, Inc., a Delaware corporation and Apollo Asset Management, Inc., a Delaware corporation (each a “New Guarantor” and together the “New Guarantors”) and Computershare Trust Company, National Association (f/k/a Wells Fargo Bank, National Association), a national banking association, as Trustee under the Indenture (as hereinafter defined) and hereunder (the “Trustee”), supplements that certain Indenture, dated as of December 17, 2019, among the Company, the Guarantors named therein and the Trustee (the “Existing Indenture”, and together with this First Supplemental Indenture, the “Indenture”). Capitalized terms used herein without definitions shall have the meaning assigned to them in the Indenture.

RECITALS OF THE COMPANY

The Company and the Guarantors party thereto have heretofore executed and delivered to the Trustee the Existing Indenture providing for the issuance from time to time of the Company’s “4.950% Fixed-Rate Resettable Subordinated Notes due 2050”.

Pursuant to Section 1101 of the Indenture, the Company, the Guarantors and the Trustee may, without the consent of any Holders, enter into this First Supplemental Indenture for the purpose of adding the New Guarantors as Guarantors under the Indenture.

Pursuant to Sections 1101 and 613 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.

This First Supplemental Indenture shall not result in a material modification of the Notes for purposes of the Foreign Account Tax Compliance Act.

Section 1.1    Agreement to be Bound. Each New Guarantor hereby agrees to become a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

Section 1.2    Guarantee. Each New Guarantor agrees, on a joint and several basis, with the existing Guarantors, to fully and unconditionally Guarantee to each Holder of the Notes and the Trustee the obligations of the Company pursuant to and as set forth in Article VI of the Existing Indenture.

Section 1.3    Notices. All notices or other communications to the New Guarantors shall be given as provided in Section 1404 of the Existing Indenture.

Section 1.4    Execution as Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Existing Indenture, and, as provided in the Existing Indenture, forms part thereof.

Section 1.5    Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, the Guarantors party hereto and the New Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Guarantees.

Section 1.6    Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.7    Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

Section 1.8    Execution and Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture and signature pages for all purposes.

Section 1.9    Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of law.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

Apollo Management Holdings, L.P., as Issuer

By:	Apollo Management
Holdings GP, LLC, its
general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

Apollo Principal Holdings I, L.P., as Guarantor

By:	Apollo Principal Holdings I
GP, LLC, its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

Apollo Principal Holdings II, L.P., as Guarantor

By:	Apollo Principal Holdings II
GP, LLC, its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

[Signature Page to First Supplemental Indenture]

Apollo Principal Holdings III, L.P., as Guarantor

By:	Apollo Principal Holdings III
GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

Apollo Principal Holdings IV, L.P., as Guarantor

By:	Apollo Principal Holdings IV
GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

Apollo Principal Holdings V, L.P., as Guarantor

By:	Apollo Principal Holdings V
GP, LLC, its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

[Signature Page to First Supplemental Indenture]

Apollo Principal Holdings VI, L.P., as Guarantor

By:	Apollo Principal Holdings VI
GP, LLC, its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

Apollo Principal Holdings VII, L.P., as Guarantor

By:	Apollo Principal Holdings
VII GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

Apollo Principal Holdings VIII, L.P., as Guarantor

By:	Apollo Principal Holdings
VIII GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

[Signature Page to First Supplemental Indenture]

Apollo Principal Holdings IX, L.P., as Guarantor

By:	Apollo Principal Holdings IX
GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

Apollo Principal Holdings X, L.P., as Guarantor

By:	Apollo Principal Holdings X
GP, Ltd., its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

Apollo Principal Holdings XI, LLC, as Guarantor

By:	/s/ William B. Kuesel
Name:	William B. Kuesel
Title:	Manager

Apollo Principal Holdings XII, L.P., as Guarantor

By:	Apollo Principal Holdings
XII GP, LLC, its general partner

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

[Signature Page to First Supplemental Indenture]

AMH Holdings (Cayman), L.P., as Guarantor

By:	AMH Holdings GP, Ltd., its
general partner
By:	Apollo Management
Holdings GP, LLC, its sole director

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

Apollo Global Management, Inc., as Guarantor

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

Apollo Asset Management, Inc., as Guarantor

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President and Secretary

[Signature Page to First Supplemental Indenture]

Computershare Trust Company, National Association, as Trustee

By:	/s/ Niki Austin
Name:	Niki Austin
Title:	Assistant Vice President

[Signature Page to First Supplemental Indenture]